UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

PROOFPOINT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROOFPOINT, INC.

Supplement to Proxy Statement for

2021 Annual Meeting of Stockholders

to Be Held June 15, 2021

This Supplement to Proxy Statement is being made available to stockholders of Proofpoint, Inc. (“Proofpoint” or the “Company”) in connection with the solicitation by Proofpoint’s Board of Directors (the “Board”) of proxies to be voted at the 2021 Annual Meeting of Stockholders of Proofpoint to be held via live interactive webcast at www.virtualshareholdermeeting.com/PFPT2021, on Tuesday, June 15, 2021, at 9:00 a.m. (Pacific Time). This Supplement to Proxy Statement supplements the proxy statement, dated April 30, 2021, previously made available to Proofpoint’s stockholders.

This Supplement to Proxy Statement is being made available to Proofpoint’s stockholders on or about May 7, 2021, to provide new information relating to Proofpoint’s recently announced proposed merger with affiliates of funds advised by Thoma Bravo, L.P. (“Thoma Bravo”).

Although the proposed merger will require approval of Proofpoint’s stockholders, Proofpoint is not seeking stockholder approval of the proposed merger at the 2021 Annual Meeting of Stockholders. Proofpoint intends to call and hold a separate special stockholders’ meeting with respect to approval of such merger. See “Important Information and Where to Find It” below.

Agreement and Plan of Merger

On April 25, 2021, Proofpoint, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Project Kafka Parent, LLC, a Delaware limited liability company (“Parent”), and Project Kafka Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by Thoma Bravo.

The Board has unanimously approved the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

As a result of the Merger, each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Effective Time, automatically be converted into the right to receive $176.00 in cash (the “Merger Consideration”), subject to applicable withholding taxes.

Pursuant to the Merger Agreement, as of the Effective Time, each option to purchase shares of Common Stock that is vested as of the Effective Time and that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such vested stock option, by (y) the total number of shares of Common Stock underlying such vested stock option, subject to applicable withholding taxes. Each option to purchase shares of Common Stock that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such unvested stock option, by (y) the total number of shares of Common Stock underlying such unvested stock option, which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the unvested stock option from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time.

Pursuant to the Merger Agreement, as of the Effective Time, each time- and performance-based restricted stock unit that is vested as of, or as a result of, the transactions contemplated by the Merger Agreement and that is outstanding as of the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such time- or performance-based restricted stock units (with performance-based restricted stock units vesting at the target level of performance), by (y) the Merger Consideration, subject to applicable withholding taxes. Each time- or performance-based restricted stock unit that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such unvested time- or performance-based restricted stock units (with performance-based restricted stock units converting at the target level of performance), by (y) the Merger Consideration, which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the unvested time- or performance-based restricted stock unit from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time.

If the Merger is consummated, the Company’s Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Merger under other applicable antitrust and foreign investment approvals, (3) the absence of any order, injunction or law prohibiting the Merger, (4) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (5) compliance in all material respects with the other party’s obligations under the Merger Agreement, and (6) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement. The parties expect the transaction to close in the third quarter of 2021.

Go Shop; No Solicitation

Until 11:59 p.m. (Eastern time) on June 9, 2021 (the “Go Shop Period”), the Company has the right to, among other things, (1) solicit alternative acquisition proposals, (2) provide information (including nonpublic information) to third parties in connection therewith pursuant to an acceptable confidentiality agreement, and (3) initiate or continue discussions with third parties in connection therewith. From and after June 9, 2021, the Company must comply with customary non-solicitation restrictions. Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement.

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by January 25, 2022, subject to certain limitations, (2) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, (3) the Company’s stockholders fail to adopt the Merger Agreement, and (4) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

The Company is also entitled to terminate the Merger Agreement, and receive a termination fee of $676,400,000 from Parent, including if (1) Parent fails to consummate the Merger following the completion of a marketing period for Parent’s debt financing and satisfaction or waiver of certain closing conditions or (2) if Parent otherwise breaches its obligations under the Merger Agreement such that the conditions to the consummation of the Merger cannot be satisfied.

If the Merger Agreement is terminated in certain other circumstances, including by the Company in order to enter into a superior proposal or by Parent because the Board withdraws its recommendation in favor of the Merger, the Company would be required to pay Parent a termination fee of $368,946,000; provided that a lower fee of $122,982,000 will apply with respect to a termination to enter into a superior proposal during the Go Shop Period.

Financing

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Funds advised by Thoma Bravo (the “Investor Group”) have committed to capitalize Parent at the closing of the Merger on the terms and subject to the conditions set forth in an equity commitment letter. In addition, the Investor Group has guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and a limited guarantee provided by the Investor Group to the Company.

Goldman Sachs Bank USA (the “Lender”) has agreed to provide Parent with debt financing on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lender to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in all material respects in the ordinary course during the period between the date of the Merger Agreement and the completion of the Merger. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as an exhibit to Proofpoint’s Current Report on Form 8-K filed on April 27, 2021 and incorporated herein by reference.

Voting Agreement

The Company’s directors and officers (collectively, the “Stockholders”) have entered into a voting agreement (the “Voting Agreement”) with the Company and Parent pursuant to which the Stockholders have agreed, among other things, to vote their shares of Common Stock in favor of adoption of the Merger Agreement, and against any competing transaction, so long as, among other things, the Merger Agreement remains in effect. The Voting Agreement cannot be amended without the Company’s consent.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which was filed as an exhibit to Proofpoint’s Current Report on Form 8-K filed on April 27, 2021 and incorporated herein by reference.

Important Information and Where to Find It

In connection with the proposed transaction between Proofpoint and Thoma Bravo, Proofpoint will file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Special Meeting Proxy Statement”), the definitive version of which will be sent or provided to Proofpoint stockholders. Proofpoint may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Special Meeting Proxy Statement or any other document which Proofpoint may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Special Meeting Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Proofpoint through the website maintained by the SEC at www.sec.gov, Proofpoint’s investor relations website at https://investors.proofpoint.com or by contacting the Proofpoint investor relations department at the following:

Proofpoint, Inc.

investor-relations@proofpoint.com

(408) 585-4351

Participants in the Solicitation

Proofpoint and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Proofpoint’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Proofpoint’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 30, 2021. Proofpoint stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Proofpoint directors and executive officers in the transaction, which may be different than those of Proofpoint stockholders generally, by reading the Special Meeting Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Proofpoint’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Proofpoint and Thoma Bravo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Proofpoint’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Proofpoint’s business and general economic conditions; (iii) Proofpoint’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Proofpoint’s business, including current plans and operations; (vii) the ability of Proofpoint to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Proofpoint’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Proofpoint operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Proofpoint’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Proofpoint’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Proofpoint’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Special Meeting Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Special Meeting Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Proofpoint’s financial condition, results of operations, or liquidity. Proofpoint does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.